Exhibit 99.1

CompoSecure Reports Record First Quarter 2024 Financial Results and Declares Special Cash Dividend

Q1 Net Sales up 9% to $104.0 Million; Q1 Net Income up 59% to $17.1 Million; Q1 Adjusted EBITDA up 6% to $37.8 Million

Declares Special Cash Dividend of $0.30 per Share

SOMERSET, N.J., May 6, 2024 -- CompoSecure, Inc. (Nasdaq: CMPO), a leader in metal payment cards, security, and authentication solutions, today announced its operating results for the first quarter ended March 31, 2024.

“We are off to a strong start in 2024 as we generated a record quarter of revenue, driven by continued momentum in our domestic business,” said Jon Wilk, President and CEO of CompoSecure. “We were excited to see several high-profile customer programs that garnered significant attention in the marketplace including a new, limited edition version of a payment card made from a recycled airplane and the Robinhood Gold Card. CompoSecure continues to generate meaningful free cash flow and ended the quarter with a cash balance of $55 million, which has more than doubled from one year ago.”

Mr. Wilk continued, “Given the Company’s robust cash position, our Board of Directors has declared a special cash dividend of $0.30 per share. This announcement reflects our commitment to rewarding CompoSecure shareholders as well as our confidence in continuing to generate strong free cash flow. We are pleased to incorporate another avenue for enhancing shareholder value into our capital allocation framework, which now encompasses organic growth investments, debt paydowns, securities repurchases, and consideration of additional dividends.”

Q1 2024 Financial Highlights (vs. Q1 2023)

•	Net Sales: Net Sales increased 9% to $104.0 million compared to $95.3 million. The increase was primarily driven by a record quarter for CompoSecure’s metal payment card business.
•	Gross Profit: Gross Profit increased 3% to $55.2 million or 53.1% of Net Sales, compared to $53.4 million or 56.0% of Net Sales. The decrease in gross margin was primarily due to inflationary pressure on wages as well as product mix.
•	Net Income/EPS: Net Income increased 59% to $17.1 million compared to $10.7 million. The increase was primarily driven by higher net sales and changes to the fair value of warrant liabilities, earnout consideration liability and derivative liability. Net Income per share attributable to class A shareholders was $0.20 (Basic) and $0.17 (Diluted), compared to $0.13 (Basic) and $0.11 (Diluted) in the year-ago period.
•	Adjusted Net Income/Adjusted EPS: Adjusted Net Income (a non-GAAP measure) increased 12% to $23.1 million compared to $20.6 million in the year-ago period. Adjusted EPS (a non-GAAP measure), which includes both class A and class B shares, was $0.29 (Basic) and $0.25 (Diluted) compared to $0.27 (Basic) and $0.23 (Diluted) in the year-ago period (see reconciliation of non-GAAP measures shown in table below).
•	Adjusted EBITDA: Adjusted EBITDA (a non-GAAP measure) increased 6% to $37.8 million compared to $35.5 million, with the increase driven by higher Net Sales.

Liquidity and Capital Structure

•	Balance Sheet: At March 31, 2024, CompoSecure had $55.1 million of cash and cash equivalents and $335.6 million of total debt, which included $205.6 million of term loan, and $130.0 million of exchangeable notes. This compares to cash and cash equivalents of $41.2 million and total debt of $340.3 million at December 31, 2023, and cash and cash equivalents of $22.6 million and total debt of $362.8 million at March 31, 2023. CompoSecure’s secured debt leverage ratio was 1.34x at March 31, 2024 compared to 1.39x at December 31, 2023 and 1.60x at March 31, 2023.
•	Shares Outstanding: At March 31, 2024, CompoSecure had 80.6 million shares outstanding which included 20.6 million class A shares and 60.0 million class B shares (for more information on shares outstanding, both Basic and Diluted, please refer to CompoSecure’s SEC filings and the accompanying earnings presentation).

Operational Highlights

•	Strong domestic growth demonstrated by 26% increase in Net Sales compared to Q1 2023.
•	Several high-profile customer card programs launched this quarter, including a new limited edition version of the Delta Reserve card made from a recycled airplane, the Robinhood Gold Card, Lloyds Bank in the UK, and Rogers Bank in Canada, among others.
•	Product highlights:

o	Echo Mirror Card now available in black and gold, in addition to silver
o	Arculus Cold Storage multi-card/wallet support, allowing customer to split assets among multiple Arculus cards
o	Arculus Cold Storage support for additional blockchains including XDC, Provenance, and Stellar as well as Ondo tokens and Polygon NFTs

•	CompoSecure Leadership recognition:

o	Tim Fitzsimmons, CFO, NJBIZ Leaders in Finance Award
o	Greg Maes, COO, finalist, 2024 Manufacturing Leadership Awards

Special Cash Dividend

CompoSecure’s Board of Directors (the “Board”) has declared a special cash dividend of $0.30 per share to Class A shareholders. The Company has also declared a corresponding distribution of $0.30 per share to Class B unitholders of CompoSecure Holdings, L.L.C. Both the dividend and distribution will be payable on June 11, 2024 to Class A shareholders and Class B unitholders of record as of May 20, 2024 and will be funded by cash on the Company’s balance sheet. The total amount of cash disbursed to Class A shareholders and Class B unitholders is expected to be approximately $24.2 million. The Board may consider future special and recurring dividends and distribution payments in accordance with the Company’s governance documents and borrowing arrangements.

2024 Financial Outlook

CompoSecure is reiterating its previously issued full year 2024 guidance, which calls for Net Sales for the full year to range between $408-$428 million and adjusted EBITDA to range between $147-$157 million.

Conference Call

CompoSecure will host a conference call and live audio webcast today at 5:00 p.m. Eastern Time to discuss its financial and operational results, followed by a question-and-answer period.

Date: Monday, May 6, 2024

Time: 5:00 p.m. Eastern Time

Dial-in registration link: here

Live webcast registration link: here

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

A live webcast and replay of the conference call will be available on the investor relations section of CompoSecure’s website at https://ir.composecure.com/news-events/events.

About CompoSecure

Founded in 2000, CompoSecure (Nasdaq: CMPO) is a technology partner to market leaders, fintech’s and consumers enabling trust for millions of people around the globe. The company combines elegance, simplicity and security to deliver exceptional experiences and peace of mind in the physical and digital world. CompoSecure’s innovative payment card technology and metal cards with Arculus security and authentication capabilities deliver unique, premium branded experiences, enable people to access and use their financial and digital assets, and ensure trust at the point of a transaction. For more information, please visit www.CompoSecure.com and www.GetArculus.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although CompoSecure believes that its plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, CompoSecure cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning CompoSecure’s possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. In some instances, these statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect CompoSecure’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in CompoSecure’s forward-looking statements: the timing and amount of the special cash dividend; the ability of CompoSecure to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees; the possibility that CompoSecure may be adversely impacted by other global economic, business, competitive and/or other factors; the outcome of any legal proceedings that may be instituted against CompoSecure or others; future exchange and interest rates; and other risks and uncertainties, including those under “Risk Factors” in filings that have been made or will be made with the Securities and Exchange Commission. CompoSecure undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from non-GAAP financial measures used by other companies. CompoSecure believes EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, and Free Cash Flow are useful to investors in evaluating CompoSecure’s financial performance. CompoSecure uses these measures internally to establish forecasts, budgets and operational goals to manage and monitor its business, as well as evaluate its underlying historical performance and/or to measure incentive compensation, as we believe that these non-GAAP financial measures depict the true performance of the business by encompassing only relevant and controllable events, enabling CompoSecure to evaluate and plan more effectively for the future. Due to the forward-looking nature of the financial guidance included above, specific quantification of the charges excluded from the non-GAAP financial measures included in such financial guidance, including with respect to depreciation, amortization, interest, and taxes, that would be required to reconcile the non GAAP financial measures included in such financial guidance to GAAP measures are not available, so it is not feasible to provide accurate forecasted non-GAAP reconciliations without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included, and no reconciliation of the forward-looking non-GAAP financial measures is included. In addition, CompoSecure’s debt agreements contain covenants that use a variation of these measures for purposes of determining debt covenant compliance. CompoSecure believes that investors should have access to the same set of tools that its management uses in analyzing operating results. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, and Free Cash Flow should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, and Free Cash Flow are significant components in understanding and assessing CompoSecure’s financial performance. Accordingly, these key business metrics have limitations as an analytical tool. They should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of CompoSecure’s liquidity and may be different from similarly titled non-GAAP measures used by other companies. Please refer to the tables below for the reconciliation of GAAP measures to these non-GAAP measures.

Corporate Contact

Anthony Piniella

Head of Communications, CompoSecure

(917) 208-7724

apiniella@composecure.com

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

CMPO@elevate-ir.com

CompoSecure, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

	March 31, 2024	December 31, 2023
	(unaudited)
ASSETS
Cash and cash equivalents	$55,146	$41,216
Accounts receivable, net	35,110	40,488
Inventories	55,197	52,540
Prepaid expenses and other current assets	5,252	5,133
Property and equipment, net	24,604	25,212
Right of use assets, net	6,964	7,473
Deferred tax asset	25,529	23,697
Derivative asset - interest rate swap	5,745	5,258
Deposits and other assets	24	24
TOTAL ASSETS	$213,571	$201,041

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$4,747	$5,193
Accrued expenses	13,473	11,986
Commission payable	5,442	4,429
Bonus payable	3,405	5,616
Current portion of long-term debt	11,875	10,313
Current portion of lease liabilities	1,988	1,948
Current portion of tax receivable agreement liability	1,425	1,425
Long-term debt, net of deferred finance costs	192,299	198,331
Convertible notes, net of debt discount	127,959	127,832
Derivative liability - convertible notes redemption make-whole provision	722	425
Warrant liability	15,691	8,294
Earnout consideration liability	2,312	853
Lease liabilities, operating	5,655	6,220
Tax receivable agreement liability	23,949	23,949
Total stockholders' (deficit)	(197,371)	(205,773)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$213,571	$201,041

CompoSecure, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2024	2023
Net sales	$104,010	$95,316

Operating expenses:
Cost of sales	48,797	41,962
Selling, General and administrative	24,077	23,944
Total operating expenses	72,874	65,906

Income from operations	31,136	29,410

Total other (expense), net	(14,899)	(19,936)
Income before income taxes	16,237	9,474
Income tax benefit	836	1,263
Net income	17,073	10,737

Net income attributable to non-controlling interests	13,048	8,408
Net income attributable to CompoSecure, Inc	4,025	2,329

Net income per share attributable to Class A common stockholders -basic	$0.20	$0.13
Net income per share attributable to Class A common stockholders - diluted	$0.17	$0.11

Weighted average shared used to compute net income per share attributable to Class A common stockholders - basic (in thousands)	20,567	17,632
Weighted average shared used to compute net income per share attributable to Class A common stockholders - diluted (in thousands)	96,235	94,736

CompoSecure, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITES:
Net income	$17,073	$10,737
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	2,221	2,040
Stock-based compensation expense	4,397	4,022
Amortization of deferred finance costs	345	559
Change in fair value of earnout consideration liability	1,459	1,973
Revaluation of warrant liability	7,397	10,759
Change in fair value of derivative liability	297	708
Deferred tax (benefit) expense	(1,867)	(2,034)
Changes in assets and liabilities
Accounts receivable	5,378	(1,915)
Inventories	(2,657)	(8,901)
Prepaid expenses and other assets	(119)	(373)
Accounts payable	(446)	8,367
Accrued expenses	1,486	2,069
Other liabilities	(1,213)	(3,114)
Net cash provided by operating activities	33,751	24,897
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(1,613)	(3,666)
Net cash used in investing activities	(1,613)	(3,666)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from employee stock purchase plan and exercise of equity awards	107	146
Payments for taxes related to net share settlement of equity awards	(3,476)	(2,409)
Payment of term loan	(4,688)	(330)
Distributions	(10,151)	(9,714)
Net cash used in financing activities	(18,208)	(12,307)
Net increase (decrease) in cash and cash equivalents	13,930	8,924
Cash and cash equivalents, beginning of period	41,216	13,642
Cash and cash equivalents, end of period	$55,146	$22,566

Supplementary disclosure of cash flow information
Cash paid for interest expense	4,175	4,567
Supplemental disclosure of non-cash financing activity:
Derivative asset - interest rate swap	452	(1,649)

CompoSecure, Inc.

Non-GAAP Adjusted EBITDA Reconciliation

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2024	2023
Net income	$17,073	$10,737
Add:
Depreciation	2,221	2,040
Interest expense, net (1)	5,746	6,496
Income tax benefit	(836)	(1,263)
EBITDA	$24,204	$18,010
Stock-based compensation	4,397	4,022
Mark to market adjustments (2)	9,153	13,440
Adjusted EBITDA	$37,754	$35,472

(1) Includes amortization of deferred financing cost for the three months ended March 31, 2024 and 2023, respectively.

(2) Includes the changes in fair value of warrant liability, derivative liabilities and earnout consideration liability for the three months ended March 31, 2024 and 2023, respectively

CompoSecure, Inc.

Non-GAAP Adjusted EPS Reconciliation

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2024	2023
	(in thousands) except per share amounts
Basic and Diluted:
Net income	$17,073	$10,737
Less: benefit for income taxes	(836)	(1,263)
Income before Income taxes	16,237	9,474
Income tax expense (1)	(6,405)	(5,581)
Adjusted net income before adjustments	9,832	3,893
Add: mark-to-market adjustments (2)	8,856	12,732
Add: stock-based compensation	4,397	4,022
Adjusted net income	$23,085	$20,647
Common shares outstanding used in computing earnings per share, basic:
Class A and Class B common shares (3)	80,525	77,591
Common shares outstanding used in computing earnings per share, diluted:
Warrants (Public and Private) (4)	8,094	8,094
Equity awards	2,710	4,145
Total Shares outstanding used in computing adjusted earnings per share - diluted	91,329	89,830

Adjusted net income per share- basic	$0.29	$0.27
Adjusted net income per share- diluted	$0.25	$0.23

1) Calculated using the Company's blended tax rate.
2) Includes the changes in fair value of warrant liability and earnout consideration liability.
3) Assumes both Class A shares and Class B shares participate in earnings and are outstanding at the end of the period.
4) Assumes treasury stock method, valuation at assumed fair market value of $18.00.
5) The Company did not include the effect of Exchangeable Notes to its total shares outstanding used in diluted adjusted net income per share.